SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 28, 2012

NEW YORK MORTGAGE TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32216	47-0934168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 Vanderbilt Avenue, Suite 403
New York, New York  10017
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (212) 792-0107

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events.

On December 28, 2012, New York Mortgage Trust, Inc. (the “Company”) issued a press release announcing its entry, through a wholly-owned subsidiary, into a securitization transaction with a three-year term for the purpose of financing certain residential mortgage loans owned by the Company having an estimated aggregate market value of approximately $59.6 million (the “Mortgage Loans”). The Company received gross cash proceeds of approximately $38.7 million before deducting expenses associated with the transaction.

Pursuant to the terms of the securitization agreements, the Company transferred the Mortgage Loans to NYMT Residential, LLC (the “Depositor”), a wholly-owned subsidiary of the Company, which in turn transferred the Mortgage Loans to NYMT Residential 2012-RP1, LLC (the “Issuer”), a special purpose entity, in exchange for the proceeds set forth above.  The Company owns the equity certificate of the Issuer.  The gross proceeds of the transaction were generated from the Issuer’s concurrent private placement of $38.7 million of notes pursuant to an indenture (the “Notes”)

The Notes bear interest that is payable monthly at a per annum rate equal to 4.25% and are scheduled to mature in December 2015, at which time the Issuer will transfer the Mortgage Loans serving as collateral back to the Company. During the first two years of the financing (the “Revolving Period”), no principal payments will be made on the Notes. All cash proceeds generated by the Mortgage Loans and received by the Issuer during the Revolving Period, after payment of interest on the notes, reserve amounts and certain other transaction expenses, will be available for the purchase by the Issuer of additional mortgage loans that satisfy certain eligibility criteria.

The Mortgage Loans serving as collateral for the Notes are performing and re-performing, fixed- and adjustable-rate, fully-amortizing, interest-only and balloon, seasoned mortgage loans secured by first liens on one- to four-family properties. The Company expects to use the net proceeds from this transaction for general corporate purposes, including funding new investments in accordance with its investment strategy or to repay indebtedness.

Headlands Asset Management will serve as external manager of the Mortgage Loans and will receive base management and incentive fees that will be calculated in a manner similar to the Company's other investment management agreements for its management of such assets. The Notes were privately placed with a qualified institutional buyer in a transaction qualifying for resale under Rule 144A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK MORTGAGE TRUST, INC. (Registrant)

Date: January 3, 2013	By:	/s/ Steven R. Mumma
Steven R. Mumma
Chief Executive Officer and President